Exhibit 99.1

DeVry Education Group Names Patrick Unzicker
Chief Financial Officer

DOWNERS GROVE, Ill. --(BUSINESS WIRE)--June 1, 2016--DeVry Education Group, a global education provider, announced today that Patrick Unzicker has been named senior vice president, chief financial officer and treasurer of DeVry Group, effective May 31, 2016. Unzicker was most recently vice president, chief accounting officer and treasurer of DeVry Group. He succeeds Timothy Wiggins who leaves DeVry Group June 30 after nearly 5 years as CFO. Wiggins was instrumental in DeVry Group's succession planning and mentorship for the CFO position.

Unzicker has been with DeVry Group since 2006 and has held roles of increasing responsibility during his tenure. In his most recent role, he was responsible for DeVry Group's financial planning and analysis, accounting, and treasury and insurance risk management functions. He also plays an active role in strategy and acquisition activity.

"I have worked closely with Patrick in my previous role as the DeVry Group audit and finance committee chair and I am thrilled to work with him in his new role as CFO," said Lisa Wardell, president and CEO of DeVry Group. "He has developed a strong reputation for his partnership approach to the broader DeVry Group team and will have an important role helping to implement our diversification strategy."

"Patrick will make a terrific CFO and I am pleased to see him take on this new assignment," Wiggins said. "I plan to stay through the end of our fiscal year to ensure a smooth transition."
Unzicker is a member of the board of trustees of the Catholic Theological Union, one of the largest Roman Catholic graduate schools of theology and ministry. He graduated from Loyola University Chicago with a bachelor's degree in business administration and is a certified public accountant. He started his career with PricewaterhouseCoopers.

About DeVry Education Group
The purpose of DeVry Education Group is to empower its students to achieve their educational and career goals. DeVry Education Group Inc. (NYSE: DV; member S&P MidCap 400 Index) is a global provider of educational services and the parent organization of American University of the Caribbean School of Medicine, Becker Professional Education, Carrington College, Chamberlain College of Nursing, DeVry Brasil, DeVry University and its Keller Graduate School of Management, Ross University School of Medicine and Ross University School of Veterinary Medicine. These institutions offer a wide array of programs in healthcare, business, technology, accounting, finance and law. For more information, please visit www.devryeducationgroup.com.
Certain statements contained in this press release, including those that affect the expectations or plans of DeVry Education Group ("DeVry Group"), may constitute forward-looking statements subject to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as DeVry Group or their management "anticipates," "believes," "estimates," "expects," "forecasts," "foresees," "intends," "plans" or other words or phrases of similar import. Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause DeVry Group's actual results to differ materially from those projected or implied by these forward-looking statements. Potential risks, uncertainties and other factors that could cause results to differ are described more fully in Item 1A, "Risk Factors," in DeVry Group's Annual Report on Form 10-K for the fiscal year ended June 30, 2015 and in DeVry Group's Form 10-Q for the fiscal quarter ended March 31, 2016. These forward-looking statements are based on information as of June 1, 2016, and DeVry Group assumes no obligation to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

Contacts:
DeVry Education Group
Ernie Gibble, 630-353-9920
Sr. Director, Global Communications
egibble@devrygroup.com
or
Joan Walter,  630-353-3800
Sr. Director, Investor Relations
jwalter@devrygroup.com